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                                                                    EXHIBIT 10.9

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

                  AMENDED AND RESTATED EMPLOYMENT AGREEMENT dated as of October 25, 1999 by and between Spanish Broadcasting System, Inc., a Delaware corporation having a place of business at 3191 Coral Way, Miami, Florida (the "Company") and Raul Alarcon, Jr. (the "Executive").

                  WHEREAS, the Company and the Executive are parties to an Employment Agreement, dated March 4, 1997 (the "Agreement");

                  WHEREAS, the Company and the Executive desire to amend and restate the Agreement as hereinafter provided;

                  WHEREAS, Section 12 of the Agreement permits such amendment by written agreement of both parties; and

                  WHEREAS, the Executive has served as President and Chief Executive Officer of the Company, and the Company desires to assure itself of the availability of the Executive's services in such capacities;

                  NOW, THEREFORE, the Company and the Executive agree to amend and restate the Agreement as follows:

                  1. Employment. The Company shall employ the Executive and the Executive shall be employed by the Company as Chairman of the Board of Directors, Chief Executive Officer and President of the Company and its subsidiaries at the Company's



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headquarters in Miami, Florida (or such other location as shall be mutually satisfactory to the Executive and the Company) for the term of this Agreement.

                  2. Term. The term of the Executive's employment pursuant to this Agreement shall commence on the date the registration statement relating to the Company's anticipated initial public offering is declared effective (the "Effective Date") and continue until December 31, 2004; provided, however, that, unless either party otherwise elects by notice in writing delivered to the other at least 90 days prior to December 31, 2004, or any succeeding December 31, such term shall be automatically renewed for successive one-year terms unless sooner terminated pursuant to the terms of this Agreement (the "Employment Term").

                  3. Duties. The Executive shall, subject to overall direction consistent with the legal authority of the Board of Directors of the Company (the "Board"), serve as, and have all power and authority inherent in the offices of, Chairman of the Board, Chief Executive Officer and President of the Company and its subsidiaries during the Employment Term and, as such, shall supervise, control and be responsible for the acquisition and the business affairs and operations of the Company and its subsidiaries and have such other executive powers and duties as may from time to time be prescribed by the Board. The Executive shall also serve as a member of the Board and its Executive Committee and Compensation Committee, if any, during the Employment Term and as a member of any other committee of the Board. The Executive shall devote his business time and efforts to the business of the Company and its subsidiaries.

                  4.       Compensation and Other Provisions.

                  (a) Base Salary. The Company shall pay to the Executive (i) a base salary at a rate of not less than $1,000,000 for each year during the Employment Term, payable

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in substantially equal semi-monthly installments (such amount, as it may be increased from time to time, the "Base Salary"), and (ii) a bonus determined as set forth on Exhibit A attached hereto or such greater amount as the Board of Directors may, in its sole discretion, determine. The Base Salary and the Executive's other compensation will be reviewed by the Board and the Compensation Committee of the Company at least annually during the Employment Term and may be increased or maintained as the Board may determine.

                  (b) Participation in Benefit Plans. During the Employment Term, the Executive shall be eligible to participate in all employee benefit plans and arrangements now in effect or which may hereafter be established which are generally applicable to the other senior executives of the Company or any of its subsidiaries, including without limitation, all life, group insurance and medical care plans and all disability, retirement, stock option and other employee benefit plans of the Company or any of its subsidiaries.

                  (c) Other Provisions. The Executive shall be furnished with similar office facilities and services generally available to senior executives of entities in the businesses in which the Company is engaged, the expenses of which will be paid by the Company. The Executive shall be entitled to the same vacation benefits as are generally available to other senior executives of the Company, but which in no event shall be less than six (6) weeks per year. The Executive shall be reimbursed for all reasonable expenses incurred by him in the discharge of his duties, including but not limited to expenses for entertainment and travel. Travel shall be first class. The Executive shall account to the Company for all such expenses.

                  (d) Other Benefits. The Executive shall be entitled to receive during the Employment Term the non-salary benefits set forth on Exhibit B attached hereto. In the

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event any expenses provided under this section shall not be deductible to the
Company under the Internal Revenue Code of 1986, as amended, then the Company shall pay to the Executive additional compensation equal to the amount of expenses not so deductible and the Executive shall pay such expenses directly. All such additional compensation to the Executive shall be subject to applicable withholding taxes.

                  (e) Options. The Company shall grant the Executive an option to purchase 100,000 shares of common stock of the Company upon the Effective Date (the "Option") with the exercise price to be equal to the public offering price of the Company's initial public offering. The Option shall be incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") to the maximum extent possible, (subject to qualification of such option or any portion thereof as incentive stock options, and shall be nonqualified stock options to the extent they do not so qualify). The Option shall vest effective on the closing of the Company's initial public offering. The Company shall grant Executive an option to purchase 100,000 shares on each anniversary of the Effective Date so long as the executive remains employed by the Company on such date. Notwithstanding the foregoing, the Executive shall be eligible to participate in any stock option or other equity-based program established by the Company during the Employment Term.

                  5. Termination. The Executive's employment hereunder shall terminate as a result of any of the following events:

                           (a) the Executive's death;

                           (b) upon the election of the Board of Directors of
the Company, in the event the Executive shall have been unable to substantially perform his duties hereunder by

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reason of illness, accident or other physical or mental disability for a continuous period of at least six months or an aggregate of nine months during any continuous twelve-month period ("Disability");

                           (c) for cause, where "Cause" shall mean the
determination by a majority of the members of the Board of Directors, other than the Executive, that in the event (i) the Executive has engaged in material misconduct, neglect of duties or failure to act which materially and adversely affects the business or affairs of the Company or (ii) the Executive willfully refuses to carry out the reasonable instructions, consistent with the terms of this Agreement, of the Board of Directors; provided in each case, the Board of Directors shall have first notified the Executive thereof, and the Executive, at a regularly constituted or special meeting of the Board of Directors, on at least fifteen (15) days' notice shall have had a full opportunity to respond thereto prior to the vote of the Board of Directors.

                           Any termination pursuant to subparagraph (b) or (c)
of this section shall be communicated by a written notice ("Notice of Termination") which shall indicate the specific termination provision in this Agreement which is being relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under such provision.

                           The Executive's employment under this Agreement shall
be deemed to have terminated as follows: (i) if the Executive's employment is terminated pursuant to subparagraph (a) above, on the date of his death; and
(ii) if the Executive's employment is terminated pursuant to subparagraph (b) or
(c) above, on the date on which Notice of

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Termination is given. The date on which termination is deemed to have occurred pursuant to this paragraph is hereinafter referred to as the "Date of Termination."

                  6.       Payments on Termination.

                           (a) Disability. If the Company shall terminate the
Executive's employment under subparagraph 5(b) for Disability or without cause, then, in consideration of the Executive's entering into this Agreement, the Company shall pay to the Executive such amount as the Board of Directors determines is appropriate but in no event less than:

                                    (i) The Executive's full Base Salary through
                  the Date of Termination, together with all benefits, bonuses and incentive compensation and any other compensation through such date;

                                    (ii) An amount equal to the aggregate Base
                  Salary payments which the Executive would have received during the Employment Term if such termination had not occurred. All payments provided for in this subparagraph (a)(ii) shall be made at the time when the same would have become due if termination had not occurred; and

                                    (iii) The Company shall, for the balance of
                  the Employment Term (as if such termination had not occurred), keep in force for the Executive or provide equivalent coverage with a national insurance company of good repute, all life, group insurance and medical care plans and all disability and other employee benefit plans and arrangements from time to time applicable to senior executives of the Company or its subsidiaries or as specifically provided herein, whichever is greater. The

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                  Company shall pay to the Executive cash equivalent amounts for benefits not capable of being maintained.

                  In addition, all nonvested Options previously granted to Executive shall immediately vest and remain exercisable until the earlier of (i) two years from the Executive's Date of Termination and (ii) the remaining term of the Option. The Executive shall not be required to mitigate the amount of any payment provided for in this subparagraph by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this subparagraph (a) be reduced by any compensation or retirement benefits heretofore or hereafter earned by the Executive as the result of employment by any other person, firm or corporation.

                  (b) Cause. If the Company shall terminate the Executive's employment under subparagraph 5(c) for Cause, then, in consideration of the Executive's entering into this Agreement, the Company shall pay to the Executive, as liquidated damages and not as a penalty, the amounts provided for in subparagraphs (i) and (ii), below, and the Company shall comply with the provisions provided as follows:

                           (i) The Executive's full Base Salary through the Date
                  of Termination, together with all benefits, bonuses and incentive compensation and any other compensation through such date; and

                           (ii) An amount equal to 50% of the aggregate Base
                  Salary payments which the Executive would have received during the Employment Term if such termination had not occurred.

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                  Upon termination for Cause, all nonvested options shall
terminate. The Executive shall not be required to mitigate the amount of any payment provided for in this subparagraph by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this subparagraph (b) be reduced by any compensation or retirement benefits heretofore or hereafter earned by the Executive as the result of employment by any other person, firm or corporation.

                           (c) Death. Upon termination pursuant to subparagraph
5(a) hereof, the Company shall pay the Executive's estate, in a lump sum on the 30th day following the Date of Termination, the sum of the accrued Base Salary to which he is entitled through the Date of Termination together with all benefits, bonuses and incentive compensation through such date. For the balance of the Employment Term, the Company shall pay the estate of the Executive the Base Salary which the Executive would have received during the Employment Term had such termination not occurred, with such payments to be made at the time and when the same were to become due if termination had not occurred. The Company shall, for the balance of the Employment Term, for the benefit of the family of the Executive keep in force or provide equivalent coverage with a national insurance company of good repute all life group insurance and major medical plans and all disability and other benefits covering such family members. All nonvested Options previously granted to Executive shall immediately vest and remain exercisable until the earlier of (i) two years from the Executive's death and (ii) the remaining term of the Option.

                           (d) Retention of Life Insurance. In the event of the
termination of the Executive's employment for any reason, then the Executive shall have the option for a period of

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90 days following the Date of Termination, upon written notice delivered to the
Company during such 90-day period, to require that the Company transfer to him or any other entity designated by the Executive policies of insurance on the life of the Executive required to be retained by the Company under Section 4(c) of this Agreement; provided, however, that from the effective date of such transfer, the Executive shall be responsible for payment of any premiums connected therewith.

                           (e) Expenses. At the request of the Executive the
Company shall advance to the Executive funds for the payment by him for all legal fees and expenses incurred by the Executive as the result of any termination provided for in this Agreement (including without limitation all such fees and expenses, if any, incurred in contesting or disputing any such termination) or in seeking to obtain or enforce any right or benefit provided by this Agreement. Upon the final determination of any such contest, the Executive shall repay to the Company all such amounts so advanced.

                  7. Life Insurance. If requested by the Company, the Executive shall submit to such physical examinations and otherwise take such actions and execute and deliver such documents as may be reasonably necessary to enable the Company to obtain life insurance on the life of the Executive for the benefit of the Company and to insure for the Company's benefit its obligations under
Section 6(c).

                  8. Representations and Warranties.

                           (a) The Executive represents and warrants to the
Company that the Executive is under no contractual or other restriction or obligation which would prevent the performance of his duties hereunder, or interfere with the rights of the Company hereunder.

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                           (b) The Company represents and warrants to the
Executive that (i) it has all requisite power and authority to execute, deliver, and perform this Agreement, (ii) all necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery, and performance of this Agreement, and (iii) this Agreement has been duly authorized, executed, and delivered by the Company, is the legal, valid and binding obligation of the Company, and is enforceable as to the Company in accordance with its terms.

                  9. Confidential Information. All confidential information which the Executive may obtain during the Employment Term relating to the business of the Company shall not be published, disclosed, or made accessible by him to any other person, firm, or corporation except in the business and for the benefit of the Company. The provisions of this Section 10 shall not apply to any information which is or becomes publicly available otherwise than by breach of this Section 10.

                  10. Survival. The covenants, agreements, representations and warranties contained in or made pursuant to this Agreement shall survive the Executive's termination of employment, irrespective of any investigation made by or on behalf of any party.

                  11. Entire Agreement; Modification. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements and undertakings, whether written or oral between them regarding the Executive's employment and compensation, and may be modified only by a written instrument duly executed by each party.

                  12. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested,

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or delivered against receipt to the party to whom it is to be given at the address of such party set forth below (or to such other address as the party shall have furnished in writing in accordance with the provisions of this
Section 12). Notice to the estate of the Executive shall be sufficient if addressed to the Executive as provided in this Section 12. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

                           (a)      If to the Executive:
                                    Raul Alarcon, Jr.
                                    445 Grand Bay Drive
                                    Apt. 1203
                                    Key Biscayne, Florida 33149


                           (b)      If to the Company:

                                    3191 Coral Way
                                    Miami, Florida  33145

                  13. Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

                  14. Binding Effect. The Executive's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of each of the Company, its successors and assigns.

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                  15. No Third Party Beneficiaries. This Agreement does not
create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

                  16. Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

                  17. Governing Law. This Agreement shall be governed by the laws of the State of New York, without regard to any conflicts of laws principles thereof that would call for the application of the laws of any other jurisdiction.

                  18. Invalidity. The invalidity or unenforceability of any term of this Agreement shall not invalidate, make unenforceable or otherwise affect any other term of this Agreement, which shall remain in full force and effect.

                  IN WITNESS WHEREOF, the parties have executed this Amended and Restated Employment Agreement as of the date first hereinabove written.

                                            SPANISH BROADCASTING SYSTEM, INC.


                                            By:      /s/Joseph A. Garcia
                                               ---------------------------------


                                            EXECUTIVE:


                                            /s/Raul Alarcon, Jr.
                                            ------------------------------------
                                            Name:  Raul Alarcon, Jr.

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                                                                       EXHIBIT A

                               Bonus of Executive

Bonus

The bonus shall be equal to 7.5% of same station annual broadcast cash flow growth, including (on a pro rata basis from the date the station was acquired) acquired stations on a pro forma basis.
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                                                                       EXHIBIT B

                              Benefits of Executive
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1.       One automobile of the type presently used by the Executive with reimbursement from the Company for insurance, maintenance, gasoline and cellular telephone. A driver of such automobile shall also be provided at the expense of the Company.

2. Health insurance similar to the health insurance presently retained by Company for the Executive.

3. Insurance on the life of the Executive payable to beneficiaries designated by the Executive in face amount of not less than $5,000,000.

4.       Reimbursement for reasonable personal tax and accounting services.

5. An apartment or similar accommodation acceptable to the Executive in New York City consistent with the position of an executive of similar stature in the community not to exceed $150,000 per year.

6. Reimbursement of all expenses incurred by the Executive in the normal course of business solicitation either directly or indirectly for the Company.

7. Until the Executive's permanent residence has been constructed and he and his family have moved into such residence, an apartment or similar accommodation acceptable to the Executive in or near Miami, Florida not to exceed $175,000 per year.
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